EXHIBIT (23)

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Rohm and Haas Company:

    We consent to incorporation by reference in the Prospectuses constituting part of Registration Statements No. 2-53516, No. 2-90736 and No. 33-56842 on Form S-8 and Registration Statements No. 33-33670, No. 33-37757 and No. 33-42590 on Form S-3 of Rohm and Haas Company of our report dated February 19, 1996, relating to the consolidated balance sheets of Rohm and Haas Company and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows and the related schedule for each of the years in the three-year period ended December 31, 1995, which reports appear in or are incorporated by reference in the December 31, 1995 Annual Report on Form 10-K of Rohm and Haas Company and subsidiaries.

    As discussed in Note 8 to the consolidated financial statements, the company adopted the provisions of Financial Accounting Standards Board Statement No. 112, "Accounting for Postemployment Benefits" in 1993.

                                                 /s/ KPMG PEAT MARWICK LLP
                                              -------------------------------
                                                     KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
March 22, 1996

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